Filed pursuant to Rule 424(b)(2)
Registration No. 333-189150
333-189150-01

SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED SEPTEMBER 2, 2014
(to prospectus dated June 7, 2013)

EXPLANATORY NOTE

This supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to the prospectus supplement, dated September 2, 2014 (File No. 333-189150 and 333-189150-01), filed by Lloyds Bank plc and Lloyds Banking Group plc with the Securities and Exchange Commission relating to the $1,000,000,000 principal amount of 2.350% Senior Notes due September 5, 2019 (CUSIP: 53944VAB5) issued by Lloyds Bank plc and guaranteed by Lloyds Banking Group plc. The “Calculation of Registration Fee” table was inadvertently omitted from such prospectus supplement and is included herein. This filing does not amend, modify or alter such prior filing in any other respect. No changes have been made to the prospectus supplement or the accompanying prospectus.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
2.350% Senior Notes due 2019	$1,000,000,000	$128,800
Guarantee of 2.350% Senior Notes due 2019	–	(2)
Total	$1,000,000,000	$128,800

(1)	Calculated in accordance with Rule 457(r)

(2)	Pursuant to Rule 475(n), no separate fee is payable with respect to the guarantee